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                                                             Exhibit 99.(i)(2)

                       CONSENT OF CLIFFORD CHANCE US LLP

We hereby consent to the reference to our firm under the caption "Fund Counsel" in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 4 to the Form N-1A Registration Statement of Active Assets Institutional Government Securities Trust, File No. 333-81184. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


/s/ CLIFFORD CHANCE US LLP
New York, New York
October 28, 2005